International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

March 1, 2019

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals,
whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits;
Vice President, Executive Compensation;
and Manager, Executive Compensation Operations
and Officer Services;
and any employee of IBM designated in writing
by the Secretary of IBM, to sign and file on my behalf
as a member of the Board of Directors of IBM
any Securities and Exchange Commission forms or documents
in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
E. Barth          _______/s/ E. Barth________________________
P.T. Charouk      _______/s/ P.T. Charouk____________________
M. Clemens        _______/s/ M. Clemens_______________________
P. E. Dunkle, Jr. _______/s/ P. E. Dunkle, Jr.________________
J. Daly           _______/s/ J. Daly_________________________
L. Mallardi       _______/s/ L. Mallardi_____________________
C.M. Montgomery   _______/s/ C.M. Montgomery_________________
N. Wilmore        _______/s/ N. Wilmore______________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.
              		        Very truly yours,

                                /s/ Michelle Howard
              			Michelle Howard